As filed with the Securities and Exchange Commission on May 29, 2026

Registration No. 333-272647

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PINNACLE WEST CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

ARIZONA	86-0512431
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

400 North Fifth Street, PO Box 53999 Phoenix, Arizona 85072-3999 (602) 250-1000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Shirley A. Baum Pinnacle West Capital Corporation 400 North Fifth Street P.O. Box 53999 Phoenix, Arizona 85072-3999 (602) 250-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 14, 2023, Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), filed a Registration Statement on Form S-3 (No. 333-272647) (the “Registration Statement”) registering 500,000 shares of Common Stock (the “Shares”), no par value, of the Company, together with an indeterminate number of shares of Common Stock issuable upon stock splits, stock dividends and similar events (the “Interests” and, together with the Shares, the “Securities”), to be offered pursuant to the Pinnacle West Capital Corporation Investors Advantage Plan (the “Advantage Plan”). On April 22, 2026, the Company determined to terminate the Advantage Plan effective May 29, 2026 and the Company is no longer offering the Securities under the Advantage Plan. This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) is being filed in order to terminate the effectiveness of the Registration Statement and to deregister all Securities that were registered under the Registration Statement that remain unsold under the Advantage Plan and such Securities are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 29, 2026.

Pinnacle West Capital Corporation

By:	/s/ Shirley A. Baum
Shirley A. Baum
Senior Vice President, General Counsel and Corporate Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.